Exhibit 32.2


                      STATEMENT BY CHIEF EXECUTIVE OFFICER
          PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED BY SECTION 906
                                     OF THE
        SARBANES-OXLEY ACT OF 2002 AND RULE 13a-14(b) and RULE 15d-14(b)


I, Phillip W. Arneson, certify that:

         The annual Report on Form 10-K for the fiscal year ended January 31, 2004 of Sorrento Networks Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 of Sorrento Networks Corporation fairly presents, in all material respects, the financial condition and results of operations of Sorrento Networks Corporation.

                                              Subscribed and sworn to
                                              before me this 18 day of May, 2004


/s/ Joe R. Armstrong                          /s/  Claudia Warner
-----------------------------                 ----------------------------
Name:  Joe R. Armstrong                       Notary Public Seal
Date:  May 18, 2004